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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2009
BANKATLANTIC BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	34-027228	65-0507804

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 954-940-5000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 8.01 Other Events
     BankAtlantic Bancorp, Inc. (the “Company”) has elected to defer regularly scheduled interest payments on the Company’s outstanding $294.2 million of junior subordinated debentures relating to its outstanding trust preferred securities (the “Securities”). The terms of the Securities and the trust documents allow the Company to defer payments of interest for up to 20 consecutive quarterly periods without default or penalty. During the deferral period, the respective trusts will likewise suspend the declaration and payment of dividends on the trust preferred securities.
     “In light of the current challenging economic environment, the Company has elected to exercise its right to defer payments of interest on its trust preferred junior subordinated debt,” said Alan B. Levan, Chairman and Chief Executive Officer of the Company. “This deferral election, an option that was an important factor in our initial decision to issue these Securities, will allow the Company to preserve liquidity in this environment. Of course, we can end the deferral at any time at our election,” concluded Mr. Levan.
     The deferral election will begin with respect to regularly scheduled quarterly interest payments that would otherwise have been made in March and April of this year. The Company will send appropriate notices to the trustees under each of the respective indentures. The Company has the ability under the Securities to continue to defer interest payments through ongoing, appropriate notices to each of the trustees. During the deferral period, the Company will not pay dividends on or repurchase its common stock.
     As previously announced, BankAtlantic Bancorp and BankAtlantic filed an application to participate in the U.S. Treasury’s Capital Purchase Plan (the “CPP”). To date, Treasury has not acted on the application. While the decision to defer interest payments on the Securities may adversely impact our application, given the uncertainty of continued funding under the CPP, the Company determined that the prudent course of action at this time, in light of current economic conditions, would be to defer the payment of interest on the Securities pursuant to their terms. In the event we receive approval to participate in the CPP and choose to do so, we expect that we would end the deferral period using existing funds of the Company to pay all accrued amounts on the Securities.
     BankAtlantic continues to be a “well capitalized” institution under all regulatory standards, with regulatory capital ratios essentially unchanged since December 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKATLANTIC BANCORP, INC.
Date: February 20, 2009	By:	/s/ Valerie C. Toalson
Valerie C. Toalson,
Executive Vice President and Chief Financial Officer